EXHIBIT 99.1
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P R E S S   R E L E A S E
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                                                   Contact: Christine Taylor
                                                              (212)-572-5988

                             M & F WORLDWIDE CORP.
             REPORTS INCOME FOR 2006 THIRD QUARTER AND NINE MONTHS

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NEW YORK, NY - NOVEMBER 7, 2006 - M & F Worldwide  Corp.  (NYSE:  MFW - NEWS),
today reported results for the third quarter and nine months ended September 30, 2006.

      Net revenues for the third quarter of 2006 were $178.0 million as compared to $24.6 million in the third quarter of 2005. The Company's revenues increased by $153.4 million in the 2006 quarter primarily as a result of the Clarke American acquisition, which occurred in December 2005 and accounted for an increase of $155.3 million. Net income was $11.2 million for the third quarter of 2006 as compared to $6.0 million for the third quarter of 2005. The increase of $5.2 million is primarily due to the acquisition of Clarke American, which accounted for $7.3 million of the increase, partially offset by interest expense on Mafco Worldwide's long-term debt incurred in connection with the acquisition of Clarke American. Basic earnings per common share were $0.56 in the third quarter of 2006 and $0.32 in the third quarter of 2005. Diluted earnings per common share were $0.55 in the third quarter of 2006 and $0.31 in the third quarter of 2005.

      Net revenues for the nine months ended September 30, 2006 were $547.4 million as compared to $74.0 million for the nine months ended September 30, 2005. The increase of $473.4 million was due to the Clarke American acquisition, which accounted for $474.4 million of the increase, offset by a decrease in Mafco Worldwide net revenues. Net income was $29.6 million for the nine months ended September 30, 2006 as compared to $18.3 million for the nine months ended September 30, 2005. The increase of $11.3 million is primarily due to the acquisition of Clarke American, which accounted for $17.6 million of the increase, partially offset by interest expense on Mafco Worldwide's long-term debt incurred in connection with the acquisition of Clarke American. Basic earnings per common share were $1.50 in the nine months ended September 30, 2006 and $0.96 in the nine months ended September 30, 2005. Diluted earnings per common share were $1.46 in the nine months ended September 30, 2006 and $0.93 in the nine months ended September 30, 2005.

      LICORICE PRODUCTS SEGMENT

      Net revenues from the Licorice Products segment, operated by Mafco Worldwide, decreased by $1.9 million to $22.7 million in the third quarter of 2006 from $24.6 million in the third quarter of 2005. Net revenues from the worldwide tobacco markets for both licorice and non-licorice products decreased by $2.6 million as a result of lower shipment volumes due to timing of orders, a decrease in cigarette consumption in certain markets (in particular Western Europe), and a changing mix of products sold to the worldwide tobacco industry. MAGNASWEET and licorice derivative sales increased $0.3 million on higher shipment volumes in the third quarter of 2006 versus the third quarter of 2005. Sales of licorice products to confectionary customers declined $0.3 million on lower shipment volumes in the third quarter of 2006 versus the third quarter of 2005. Sales of raw materials to Mafco Worldwide's joint venture in China increased by $0.7 million in the third quarter of 2006 versus the third quarter of 2005. Operating income was $7.3 million in the third quarter of 2006 versus $8.6 million in the third quarter of 2005. The decrease in operating income of $1.3 million was due to the decrease in revenues and substantially higher energy, raw materials, and other manufacturing costs, offset in part by lower professional fees.

      Net revenues from the Licorice Products segment decreased by $1.0 million to $73.0 million in the nine months ended September 30, 2006 from $74.0 million in the nine months ended September 30, 2005. Net revenues from the worldwide tobacco markets for both licorice and non-licorice products decreased by $1.7 million during the nine months ended September 30, 2006 as a result of lower shipment volumes due to timing of orders, a decrease in cigarette consumption in certain markets (in particular Western Europe), and a changing mix of products sold to the worldwide tobacco industry. MAGNASWEET and licorice derivative sales increased $1.1 million on higher shipment volumes during the nine months ended September 30, 2006 versus the nine months ended September 30, 2005. Sales of licorice products to confectionary and other customers decreased $1.8 million on lower shipment volumes during the nine months ended September 30, 2006 versus the nine months ended September 30, 2005. Sales of raw materials to Mafco Worldwide's joint venture in China increased by $1.4 million during the nine months ended September 30, 2006 versus the nine months ended September 30, 2005. Operating income was $26.7 million during the nine months ended September 30, 2006 versus $28.0 million during the nine months ended September 30, 2005. The decrease in operating income of $1.3 million was due to the decrease in revenues and substantially higher energy, raw materials and other manufacturing costs, offset in part by lower professional fees.

      FINANCIAL INSTITUTION AND DIRECT TO CONSUMER SEGMENTS

      Revenues and operating income for the Financial Institution segment, operated by Clarke American, in the third quarter of 2006 were $130.6 million and $20.0 million, respectively. Revenues and operating income for the Direct to Consumer segment, also operated by Clarke American, in the third quarter of 2006 were $24.7 million and $2.5 million, respectively.

      Revenues and operating income for the Financial Institution segment for the nine months ended September 30, 2006 were $399.1 million and $61.0 million, respectively. Revenues and operating income for the Direct to Consumer segment for the nine months ended September 30, 2006 were $75.3 million and $7.6 million, respectively.

      For additional information on Clarke American's results for the three and nine months ended September 30, 2006, refer to Clarke American's press release issued today and Form 10-Q filed with the Securities and Exchange Commission.




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

About M & F Worldwide

      M & F Worldwide has two business lines, which are operated by Mafco Worldwide and Clarke American. Mafco Worldwide's business is the production of licorice products for sale to the tobacco, food, pharmaceutical and confectionery industries (which is the Company's Licorice Products segment). Clarke American's business is providing checks, check-related products and marketing services. Clarke American's business consists of two segments: the Financial Institution segment, which is focused on financial institution clients and their customers, and the Direct to Consumer segment, which is focused on individual customers.

                                     * * *

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH INVOLVE RISKS AND UNCERTAINTIES. M & F WORLDWIDE'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO FACTORS DESCRIBED IN M & F WORLDWIDE'S SECURITIES AND EXCHANGE COMMISSION FILINGS AND OTHERS (INCLUDING IN THE RISK FACTORS SET FORTH IN THE ANNUAL REPORT FORM 10-K OF M & F WORLDWIDE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2006), THE FOLLOWING FACTORS COULD CAUSE M & F WORLDWIDE'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY M & F WORLDWIDE: (A) ECONOMIC, CLIMATIC OR POLITICAL CONDITIONS IN COUNTRIES IN WHICH MAFCO WORLDWIDE SOURCES LICORICE ROOT; (B) ECONOMIC,
REGULATORY OR POLITICAL CONDITIONS THAT HAVE AN IMPACT ON THE WORLDWIDE TOBACCO INDUSTRY OR ON THE CONSUMPTION OF TOBACCO PRODUCTS IN WHICH LICORICE PRODUCTS ARE USED; (C) THE FAILURE OF THIRD PARTIES TO MAKE FULL AND TIMELY PAYMENT TO M & F WORLDWIDE FOR ENVIRONMENTAL, ASBESTOS, TAX AND OTHER MATTERS FOR WHICH M & F WORLDWIDE IS ENTITLED TO INDEMNIFICATION; (D) THE MATURITY OF THE PRINCIPAL INDUSTRY IN WHICH CLARKE AMERICAN OPERATES AND TRENDS IN THE PAPER CHECK INDUSTRY, INCLUDING A FASTER THAN ANTICIPATED DECLINE IN CHECK USAGE DUE TO INCREASING USE OF ALTERNATIVE PAYMENT METHODS AND OTHER FACTORS;
(E) CONSOLIDATION AMONG FINANCIAL INSTITUTIONS AND OTHER ADVERSE CHANGES AMONG THE LARGE CLIENTS ON WHICH CLARKE AMERICAN DEPENDS, RESULTING IN DECREASED REVENUES; (F) LOWER THAN EXPECTED CASH FLOW FROM OPERATIONS; (G) SIGNIFICANT INCREASES IN INTEREST RATES; (H) UNFAVORABLE FOREIGN CURRENCY FLUCTUATIONS; AND (I) THE COMPANY'S SUBSTANTIAL INDEBTEDNESS. M & F WORLDWIDE ASSUMES NO RESPONSIBILITY TO UPDATE THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE.

                              - TABLE TO FOLLOW -



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

                     M & F WORLDWIDE CORP. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                            ---------------------      ------------------
                                                             THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                SEPTEMBER 30,             SEPTEMBER 30,
                                                            ---------------------      ------------------
                                                            2006            2005        2006        2005
                                                            ---------------------      ------------------
Net revenues............................................      178.0         24.6        547.4       74.0
Cost of revenues........................................      109.4         13.0        331.6       36.9
                                                            --------     --------      -------    -------
Gross profit............................................      68.6          11.6        215.8       37.1
Selling, general and administrative expenses............      40.2          3.9         124.0       11.8
                                                            --------     --------      -------    -------
Operating income........................................      28.4          7.7          91.8       25.3
Interest income.........................................       0.7          0.9           1.8        2.3
Interest expense........................................     (17.2)          -          (50.6)      (0.1)
Other income (expense), net.............................       -             -             -         0.9
                                                            --------     --------      -------    -------
Income before income taxes..............................      11.9          8.6          43.0       28.4
Provision for income taxes..............................      (0.7)        (2.6)        (13.4)     (10.1)
                                                            --------     --------      -------    -------
Net income..............................................      11.2          6.0          29.6       18.3
                                                            ========     ========      =======    =======
Earnings per common share:
   Basic................................................      0.56         0.32          1.50       0.96
                                                            ========     ========      =======    =======
   Diluted..............................................      0.55         0.31          1.46       0.93
                                                            ========     ========      =======    =======





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